EXHIBIT 14.4
CONSENT OF INDEPENDENT ACCOUNTANTS
We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-112226) of Micromem Technologies Inc. of our report dated February 10, 2006 relating to the consolidated financial statements of Micromem Technologies Inc. which appear in the Annual Report on Form 20-F for the year ended October 31, 2005. Our report dated February 10, 2006, contains additional comments for US readers on Canada-US reporting differences.
The consolidated financial statements as at October 31, 2004 and for the year then ended and for the cumulative period from September 3, 1997 to October 31, 2004, have been incorporated by reference herein and were audited by other auditors who expressed opinions without reservation on those statements in their reports dated February 11, 2005, December 5, 2003, January 27, 2003, November 16, 2001, December 13, 2000, February 25, 2000 and December 20, 1999.
/s/ SCHWARTZ LEVITSKY FELDMAN LLP
Chartered Accountants
Toronto, Ontario, Canada
February 28, 2006